Exhibit 10.5

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into as of March 17, 2008 by and among HPT PSC Properties Trust, a Maryland real estate investment trust, and HPT PSC Properties LLC, a Maryland limited liability company, as landlord (collectively, “Landlord”), and Petro Stopping Centers, L.P., a Delaware limited partnership, as tenant (“Tenant”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Lease Agreement, dated as of May 30, 2007 (the “Lease”), Landlord leases to Tenant, and Tenant leases from Landlord, the Leased Property (this and other capitalized terms used but not otherwise defined herein having the meanings given such terms in the Lease), all as more particularly described in the Lease;

WHEREAS, contemporaneously herewith, Landlord has acquired the fee interest in that portion of the Leased Property (the “Original Sparks Property”)located at 1950 East Greg Street, Sparks, Nevada and certain additional property (the “Adjacent Property”, and together with the Original Sparks Property, collectively, the “Sparks Property”), and Landlord and Tenant desire to include the Adjacent Property as part of the Leased Property;

WHEREAS, contemporaneously herewith, Tenant has entered into a sublease (the “Sublease”) with Cashell Enterprises, Inc., a Nevada corporation (“Subtenant”), pursuant to which Tenant subleases to Subtenant and Subtenant subleases from Tenant the portion of the Sparks Property as more particularly described therein;

WHEREAS, contemporaneously herewith and pursuant to Section 4.4 of the Lease, Tenant has assigned to Landlord Tenant’s leasehold interest in property adjacent to the West Memphis, Arkansas Property and the York, Nebraska Property; and

WHEREAS, Landlord and Tenant wish to amend the Lease, subject to the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.             Exhibits.  Effective as of the date hereof, Exhibits A-5, A-17 and A-19 of the Lease are hereby deleted in their entirety and replaced with Exhibits A-5, A-17 and A-19 attached hereto and made a part hereof.

2.             Definition of Minimum Rent.  Effective as of the date hereof, the definition for the term “Minimum Rent” set forth in Section 1.67 of the Lease is hereby deleted in its entirety and replaced with the following:

“Minimum Rent”  shall mean the sum of Sixty-Six Million One Hundred Seventy-Six Thousand Five Hundred and Twenty-Six Dollars ($66,176,526) per annum; subject, in each case, to adjustment as provided in Section 3.1.1(b).

3.             Ground Leases.  Effective as of the date hereof, Section 4.4 of the Lease is hereby amended by deleting the last sentence thereof in its entirety.

4.             Sublease Allowance.  If, pursuant to Section 5.1.1(b) of the Sublease, Tenant is required to provide Subtenant with all or any portion of the Allowance (as defined in the Sublease), Tenant may, at its election, advance such funds or give Landlord Notice thereof. Such Notice shall set forth, in reasonable detail, such Capital Addition to be funded by the Allowance and Tenant shall provide Landlord with appropriate invoices and such other documentation and information as Landlord shall reasonably request each time Tenant requests a disbursement of the Allowance.  Provided that no Event of Default shall have occurred and be continuing and Tenant shall otherwise be in compliance with the applicable provisions of Article 6 of the Lease, Landlord shall, within ten (10) Business Days after such Notice, disburse such required funds to Tenant (or, if Tenant shall so elect, directly to Subtenant) and, upon such disbursement, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b).

5.             Termination of Sublease.  Tenant acknowledges that, regardless of cause, any termination of the Sublease pursuant to Section 19.4 thereof shall not affect the parties’ obligations under the Lease.

6.             Ratification.  As amended hereby, the Lease is hereby ratified and confirmed.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed, as a sealed instrument, as of the date first set forth above.

LANDLORD:

HPT PSC PROPERTIES TRUST

By:	/s/ John G. Murray
John G. Murray
President

HPT PSC PROPERTIES LLC

By:	/s/ John G. Murray
John G. Murray
President

TENANT:

PETRO STOPPING CENTERS, L.P.

By:	/s/ Thomas M. O’Brien
Thomas M. O’Brien
President